Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF CEN BIOTECH, INC. AND CLEAR COM MEDIA INC.

Introduction

The following tables present unaudited pro forma condensed combined financial information about CEN Biotech, Inc. ("CEN," the “Company,” "we," "us," and "our") consolidated balance sheet and statements of operations, giving effect to the merger with Clear Com Media Inc. (“CCM”).The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of CEN and the financial statements of CCM, referred to below.

On April 20, 2021, CEN entered into a Share Exchange Agreement (the “Agreement”) with CCM, each of the shareholders of CCM as set forth on the signature pages of the Agreement (the “CCM Shareholders”) and Lawrence Lehoux as the representative of the CCM Shareholders (the “Shareholders’ Representative”, each of CCM and the CCM Shareholders may be referred to collectively herein as the “CCM Parties”).

Pursuant to the Agreement, the Company agreed to acquire from the CCM Shareholders, all of the common shares of CCM, which is 10,000 shares of CCM common shares (the “CCM Stock”) held by the CCM Shareholders in exchange (the “Exchange”) for the issuance by the Company to the CCM Shareholders of 4,000,000 restricted shares of the Company’s no par value per share common stock, (the “Company Common Stock”).

The Agreement closed on July 9, 2021 (the “Closing”). At Closing, the CCM Shareholders delivered the CCM Stock to the Company and the Company delivered the Company Common Stock to the CCM Shareholders, whereby CCM became a wholly owned subsidiary of the Company.

CCM is a Windsor, Ontario based digital marketing, and e-commerce company. CCM is committed to delivering a positive customer experience while continuing to grow and gaining the trust of the online community.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheets of CEN and CCM as of March 31, 2021 and gives effect to the merger as if it had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations combine the historical results of CEN and CCM for the three months ended March 31, 2021, and the year ended December 31, 2020 and gives effect to the merger as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes and does not purport to represent what the financial position or results of operations would actually have been if the merger occurred as of the dates indicated or what financial position or results would be for any future periods. The unaudited pro forma condensed combined financial information is based upon the respective historical consolidated financial statements of CEN and the financial statements of CCM as described further in Note 1 — Basis of Pro Forma Presentation.

The merger will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (ASC) 805, “Business Combinations” (ASC 805), with CEN representing the accounting acquirer under this guidance. The following unaudited pro forma condensed combined financial information primarily gives effect to application of the acquisition method of accounting in connection with the merger

The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of CEN after the merger. Future results may vary significantly from the results reflected because of various factors, including those discussed in filings made by CEN with the Securities and Exchange Commission.

CEN BIOTECH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

	CEN Biotech, Inc. and Subsidiary	Clear Com Media Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$780	$288,821	$-		$289,601
Accounts receivable	-	140,376	-		140,376
Prepaid expenses	-	12,500	-		12,500
Income taxes receivable	-	23,757	-		23,757
Loan receivable from Emergence Global Enterprises Inc. - related party	17,901	-	-		17,901
Total current assets	18,681	465,454	-		484,135
Property, plant and improvements
Property and equipment, net	-	91,713	-		91,713
Other assets
Operating lease right-of-use assets	-	-	153,828	4(e)	153,828
Other receivable	71,269	-	(71,269)	4(d)	-
Note receivable - related party	44,859	-	-		44,859
Advances to CEN Biotech Ukraine LLC – related party	1,229,328	-	-		1,229,328
Intangible assets, net	4,849,944	157,231	500,769	4(c)	5,507,944
Goodwill	-	-	1,389,577	4(a)	1,389,577
Total assets	$6,214,081	$714,398	$1,972,905		$8,901,384

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$221,001	$-	$-		$221,001
Accounts payable – related parties	8,347	-	-		8,347
Loans payable	531,152	-	-		531,152
Loans payable – related parties	1,363,831	71,269	(71,269)	4(d)	1,363,831
Convertible notes payable	6,763,275	-	-		6,763,275
Convertible notes payable- related parties	2,558,681	-	-		2,558,681
Accrued interest	1,237,430	-	-		1,237,430
Accrued interest – related parties	1,696,874	-	-		1,696,874
Lease liabilities	29,659	-	43,347	4(e)	73,006
Governmental assistance payable	-	269,409	-		269,409
Accrued expenses	658,833	57,656	-		716,489
Total current liabilities	15,069,083	398,334	(27,922)		15,439,495
Operating lease liabilities, less current portion	140,510	-	104,283	4(e)	244,793
Patent acquisition liability	1,380,000	-	-		1,380,000
Loans payable – related parties	-	27,173	-		27,173
Convertible notes, less current portion	88,000	-	-		88,000
CEBA loan payable	-	47,712	-		47,712
Deferred income taxes	-	11,525	-		11,525
Total liabilities	16,677,593	484,744	76,361		17,238,698
Shareholders’ deficit
Common stock; unlimited authorized shares; 27,610,732 issued and outstanding as of March 31, 2021. No par value.	-	75	(75)	4(b)	-
Additional paid-in capital	17,220,050	-	2,120,000	4(a)	19,340,050
Accumulated deficit	(27,683,562)	207,186	(223,381)	4(b)(e)	(27,699,757)
Accumulated other comprehensive income	-	22,393	-		22,393
Total shareholders’ equity (deficit)	(10,463,512)	229,654	1,896,544		(8,337,314)
Total liabilities and shareholders’ equity (deficit)	$6,214,081	$714,398	$1,972,905		$8,901,384

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

CEN BIOTECH, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE-MONTHS ENDED MARCH 31, 2021

	CEN Biotech, Inc. and Subsidiary	Clear Com Media Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined

Revenue	$-	274,186	$-		$274,186
Operating expenses
Consulting fees and subcontractors	-	17,551	-		17,551
Consulting fees – related parties	31,200	-	-		31,200
Wages and benefits	-	187,629	-		187,629
Stock based compensation	75,750	-	-		75,750
General and administrative	237,890	67,204	11,973	4(f)	317,067
Loss on lease abandonment	-	-	-		-
Loss on lease termination	-	-	-		-
Loss on disposal of property and equipment	-	-	-		-

Total operating expenses	344,840	272,384	11,973		629,197

(Loss) income from operations	(344,840)	1,802	(11,973)		(355,011)
Other income (expense)
Interest expense	(130,628)	-	-		(130,628)
Interest expense – related parties	(123,236)	(394)	394	4(d)	(123,236)
Interest income	394	-	(394)	4(d)	-
Governmental assistance income	-	139,510	-		139,510
Other expense	-	(36,793)	-		(36,793)
Foreign exchange (loss) gain	(24,725)	654	-		(24,071)
Other (expense) income, net	(278,195)	102,977	-		(175,218)
(Loss) income before income taxes	(623,035)	104,779	(11,973)		(530,229)
Income tax expense	-	15,574	-		15,574
Net (loss) income	(623,035)	89,205	(11,973)		(545,803)
Other comprehensive loss – foreign currency translation	-	(3,284)	-		(3,284)
Other comprehensive (loss) income	$(623,035)	$85,921	$(11,973)		$549,087

Net Loss Per Share
Basic and Diluted	$(0.02)	$-	$-		$(0.02)
Weighted Average Number of Shares Outstanding
Basic and Diluted	27,582,095	-	4,000,000		31,582,095

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

CEN BIOTECH, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2020

	CEN Biotech, Inc. and Subsidiary	Clear Com Media Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined

Revenue	$-	1,242,676	$-		$1,242,676
Operating expenses
Consulting fees and subcontractors	298,077	92,792	-		390,869
Consulting fees – related parties	124,800	-	-		124,800
Wages and benefits	-	694,904	-		694,904
Stock based compensation	746,300	-	-		746,300
General and administrative	1,038,466	279,554	47,893	4(f)	1,365,913
Loss on lease abandonment	146,795	-	-		146,795
Loss on lease termination	53,692	-	-		53,692
Loss on disposal of property and equipment	135,600	-	-		135,600

Total operating expenses	2,543,730	1,067,250	47,893		3,658,873

(Loss) income from operations	(2,543,730)	175,426	(47,893)		(2,416,197)
Other income (expense)
Gain on derecognition of debt and accrued interest	21,179,043	-	-		21,179,043
Interest expense	(3,233,421)	-	-		(3,233,421)
Interest expense – related parties	(443,437)	(6,400)	6,400	4(d)	(443,437)
Interest income	6,400	-	(6,400)	4(d)	-
Tax credit income	-	67,060			67,060
Governmental assistance income	-	108,625	-		108,625
Change in fair value of patent acquisition liability	(660,000)	-	-		(660,000)
Foreign exchange loss	(55,210)	(12,007)	-		(67,217)
Other income, net	16,793,375	157,278	-		16,950,653
Income before income taxes	14,249,645	332,704	(47,893)		14,534,456
Income tax expense	-	49,165	-		49,165
Net income	14,249,645	283,539	(47,893)		14,485,291
Other comprehensive loss – foreign currency translation	-	(12,708)	-		(12,708)
Other comprehensive income	$14,249,645	$270,831	$(47,893)		$14,472,583

Net Income Per Share
Basic	$0.52	$-	$-		$0.46
Diluted	$0.45	$-	$-		$0.39

Weighted Average Number of Shares Outstanding
Basic	27,264,072	-	4,000,000		31,264,072
Diluted	32,732,510	-	4,000,000		36,732,510

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

CEN BIOTECH, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(All amounts are in US dollars unless otherwise stated.)

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of CEN, taking into account the pro forma effect of the CCM transaction, as of March 31, 2021 and pro-forma results of operations for the three-months ended March 31, 2021 and for the year ended December 31, 2020. CEN’s fiscal year ends on December 31 and CCM’s fiscal year also ends on December 31. The unaudited pro forma condensed combined statements of income were prepared using:

• the historical unaudited consolidated statement of operations of CEN for the three months ended March 31, 2021, taking into account the pro forma effect of the CCM transaction;

• the historical audited consolidated statement of income of CEN for the year ended December 31, 2020, taking into account the pro forma effect of the CCM transaction;

• the historical audited statement of income of CCM for the year ended December 31, 2020;

• the historical unaudited statement of income of CCM for the three months ended March 31, 2021.

Both CEN and CCM’s historical audited and unaudited financial statements were prepared in accordance with U.S. GAAP. CEN’s were presented in U.S. dollars, while CCM’s were presented in Canadian dollars. The historical CCM financial statements included within the unaudited pro forma condensed combined balance sheet and statements of operations were translated into U.S. dollars and include certain reclassifications that were made to conform CCM’s financial statement presentation to that of CEN.

The acquisition of CCM by CEN will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with CEN representing the accounting acquirer under this guidance. In the unaudited pro forma condensed combined balance sheet, the purchase price has been allocated to the assets acquired and liabilities assumed, based upon management’s preliminary estimate of what their respective fair values would be as of the date of the merger. The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired, and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of CCM’s identifiable tangible and intangible assets acquired, and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Certain current market-based assumptions were used which will be updated upon completion of the combination. Management believes the estimated fair values utilized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and valuation procedures are completed and such changes could be material, ascertain valuations have yet to commence or progress to a stage where there is sufficient information for definitive measurement.

We have engaged a third-party valuation company to complete the valuation of the CCM assets acquired and liabilities assumed. However, we have not completed the detailed valuation work necessary to arrive at the required final estimates of the fair value of the CCM assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. The preliminary purchase price allocation was based on an initial valuation. Any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the merger or any related restructuring costs that may be contemplated.

Note 2 — Reclassifications

The unaudited pro forma condensed combined financial information has been prepared using CEN’s significant accounting policies as set forth in CEN’s audited consolidated financial statements for the fiscal year ended December 31, 2020. During the preparation of the unaudited pro forma condensed combined financial information, CEN performed an initial review of the accounting policies of CCM to determine if differences in accounting policies require reclassification or adjustment to conform to CCM’s accounting policies and classifications. In addition, the account balances and results of operations of CCM were translated from Canadian dollars to U.S. dollars.

The following describes the reclassifications made in the preparation of the unaudited pro forma condensed combined financial statements incorporated herein for CEN including the pro forma impact of the CCM transaction:

Balance Sheet as of March 31, 2021

Presentation in CCM’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information

Capitalized software development costs	Intangible assets, net
Other assets	Intangible assets, net
Accounts payable and accrued liabilities	Accrued expenses
Loan payable (current)	Loans payable – related parties (current)
Advances payable to shareholder	Loans payable – related parties

Statements of Operations for the Three-Months Ended March 31, 2021 and for the Year Ended December 31, 2020

Presentation in CCM’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information

Subcontractors	Consulting fees and subcontractors
Occupancy	General and administrative
Software and licenses	General and administrative
Depreciation and amortization	General and administrative
Advertising	General and administrative
Bank charges	General and administrative
Interest expense	Interest expense – related parties

Note 3 — Conforming Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by CEN. CEN believes these accounting policies are similar in most material respects to those of CCM. During the preparation of these unaudited pro forma condensed combined financial statements, CEN became aware of differences between the accounting policies of CEN and CCM related to ASC 842, Leases.

CEN adopted ASC 842 using the modified retrospective approach effective January 1, 2019. During the preparation of these unaudited pro forma condensed combined financial statements, CEN reviewed the impact of the difference in adoption dates and determined that the impact to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 would not be significant. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 properly reflect the impacts of adopting these standards.

Upon completion of the merger, management will perform a comprehensive review of CEN and CCM’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of CEN.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition of CCM by CEN and has been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma adjustments that reflect the transaction in accordance with U.S. GAAP.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had CEN filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of CEN’s shares outstanding, assuming the merger occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet which represent only transaction accounting adjustments are as follows:

Purchase Accounting

(a)	Estimated Merger Consideration and Allocation:

The aggregate consideration for the Business Combination was 4,000,000 restricted shares of CEN common stock, which were valued at $2,120,000 based upon the closing stock price on July 9, 2021.

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by CEN in the transaction, reconciled to the consideration to be transferred, assuming the transaction was consummated on March 31, 2021:

Calculation of consideration estimated to be transferred

March 31, 2021

Net book value of net assets acquired	$229,654
Adjustments to:
Intangible assets (c)	500,769
Goodwill	1,389,577

Total estimated consideration	$2,120,000

(b)	Reflects the elimination of CCM’s historical equity to present it as a goodwill for CEN.

(c)	Reflects the adjustment to record step-up of intangible assets per description below:

Description	Estimated Useful Life	Estimated Fair Value	Balance Sheet Classification

Technology	(c1)	$340,000	Intangible assets, net
Customer relationships	7	295,000	Intangible assets, net
Trade names	4	23,000	Intangible assets, net

Total identifiable intangible assets		658,000
Less: Acquired identifiable intangibles		(157,231)

Pro forma adjustment		$500,769

(c1) The Technology intangible from CCM originally represented costs from third-parties to develop software for internal-use during the application development stage. As of the date of acquisition, this software was still in development and was not implemented and thus is not yet subject to amortization. Capitalized software development costs will be amortized on a straight-line basis over the estimated useful life of the project once implemented.

(d)	To eliminate CCM related party loan with CEN. This intercompany loan will be eliminated in consolidation with CEN effective with the acquisition.

Accounting policy alignment

(e)

Reflects the adjustment for the adoption of ASC 842 to record right-of-use assets and corresponding lease liability related to leased facilities and a vehicle as of March 31, 2021. The lease liability of $147,630 was calculated based on the remaining lease payments as of the closing date discounted using a combination of specifically identified rates and CEN’s discount rate and presented as current and noncurrent based on the timing of subsequent payments.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Statements of Operations which represent only transaction accounting adjustments are as follows:

(f)

  Reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets subject to amortization as of the acquisition date of $11,973 for the three months ended March 31, 2021 and $47,893 for the year ended December 31, 2020. The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that CEN will calculate after completing a detailed valuation analysis and difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% increase in the valuation of intangible assets would cause a corresponding increase in the amortization expense to approximately $1,200 for the three months ended March 31, 2021 and $4,800 for the year ended December 31, 2020. A 10% increase in the estimated useful lives of intangible assets would cause a corresponding decrease in the amortization expense to approximately $2,300 for the three months ended March 31, 2021 and $9,100 for the year ended December 31, 2020.

Note 5 — Income (Loss) per Share

Net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.